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                                                                    EXHIBIT 23.3

PRICEWATERHOUSECOOPERS

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                                                  PRICEWATERHOUSECOOPERS LLP
                                                  CHARTERED ACCOUNTANTS
                                                  5700 Yonge Street
                                                  Suite 1900
 November 17, 1999                                North York Ontario
                                                  Canada M2M 4K7
                                                  Telephone +1 (416) 218 1500
                                                  Facsimile +1 (416) 218-1499
                                                  Direct Tel. +1 (416) 218-1432
                                                  Direct Fax +1 (416) 218-1499


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Visible Genetics Inc. (the "Company") dated November 17, 1999, of our report dated February 19, 1999 relating to our audit of the Company's consolidated balance sheets as at December 31, 1998 and 1997 and the consolidated statements of operations, deficit, comprehensive loss, and cash flows for the years ended December 31, 1998, 1997 and 1996, which report is included in the Company's Annual Report on Form 20-F dated July 14, 1999, and to the reference in the Registration Statement to our firm under the heading "Experts."



  /s/ PRICEWATERHOUSECOOPERS LLP
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Chartered Accountants





PricewaterhouseCoopers LLP is a Canadian member form of PricewaterhouseCoopers International, an English company limited by guarantee.